EX-99.(j)(1)

Consent of Sutherland Asbill & Brennan LLP

STEVEN B. BOEHM	1275 Pennsylvania Avenue, NW
DIRECT LINE: 202.383.0176	Washington, DC 20004-2415
Internet: sboehm@sablaw.com	202 383-0100
fax 202 637-3593 www.sablaw.com

April 29, 2005

The Board of Trustees

TIAA-CREF Life Funds

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Funds
File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as a part of post-effective amendment No. 12 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm

Atlanta    ■    Austin    ■    New York    ■    Tallahassee    ■    Washington DC